Exhibit 99.1

Magnachip Reports Results for First Quarter 2023

•
Revenue of $57.0 million was within our guidance range. YoY, our revenue decreased 45.2% primarily due to continued effects of last year’s 28nm wafer supply shortage that impacted second half 2022 design-wins and the ongoing inventory correction driven by weak consumer demand.

•
Gross profit margin was 21.2%, at the low end of our guidance range. The sequential decrease was primarily due to lower utilization rate of our internal fabrication facility in response to the industry-wide slowdown and higher fab costs.

•	GAAP diluted loss per share was $0.49.
•	Non-GAAP diluted loss per share was $0.24.

SEOUL, South Korea, May 3, 2023 -- Magnachip Semiconductor Corporation (NYSE: MX) (“Magnachip” or the “Company”) today announced financial results for the first quarter 2023.

YJ Kim, Magnachip’s chief executive officer commented, “Our Q1 results continued to be affected by last year’s OLED wafer shortages that impacted second half design-wins and the ongoing smartphone inventory correction in our Display business and weak consumer demand in our Power business. Despite the challenging environment, we remained focused on execution during the quarter. In our Display business, we successfully delivered our second OLED DDIC project sample ahead of schedule to a large non-Korean panel customer and remain on track for second half smartphone launches. We also completed the tape-out for a high-end smartphone project with a large Korean panel customer, with mass production on schedule near the end of this year. In our Power business, we continued our record pace of design-in and -win activities, driven by momentum in industrial, automotive and computing applications. Looking ahead, the macro environment remains uncertain. However, we believe we are bumping along the bottom for the Display business and we have hit the bottom in Q1 for our Power business.”

YJ Kim continued, “Overall, we expect our financial results to remain soft in the near term, but we believe both Display and Power are poised for a recovery in the second half of this year based on our current customer feedback.”

Q1 2023 Financial Highlights

	In thousands of U.S. dollars, except share data
	GAAP
	Q1 2023	Q4 2022	Q/Q change			Q1 2022	Y/Y change
Revenues
Standard Products Business
Display Solutions	10,841	7,556	up	43.5%		29,185	down	62.9%
Power Solutions	40,673	46,271	down	12.1%		64,825	down	37.3%
Transitional Fab 3 foundry services(1)	5,491	7,163	down	23.3%		10,083	down	45.5%
Gross Profit Margin	21.2%	26.4%	down	5.2	%pts	37.5%	down	16.3	%pts
Operating Income (Loss)	(21,818)	(10,117)	down	n/a		12,879	down	n/a
Net Income (Loss)	(21,470)	2,971	down	n/a		9,528	down	n/a
Basic Earnings (Loss) per Common Share	(0.49)	0.07	down	n/a		0.21	down	n/a
Diluted Earnings (Loss) per Common Share	(0.49)	0.07	down	n/a		0.20	down	n/a

	In thousands of U.S. dollars, except share data
	Non-GAAP(2)
	Q1 2023	Q4 2022	Q/Q change		Q1 2022	Y/Y change
Adjusted Operating Income (Loss)	(12,249)	(8,567)	down	n/a	14,517	down	n/a
Adjusted EBITDA	(7,873)	(4,768)	down	n/a	18,755	down	n/a
Adjusted Net Income (Loss)	(10,367)	(15,848)	up	n/a	12,936	down	n/a
Adjusted Earnings (Loss) per Common Share—Diluted	(0.24)	(0.36)	up	n/a	0.28	down	n/a

(1)
Following the consummation of the sale of the Foundry Services Group business and Fab 4 in Q3 2020, and for a period of up to three years, we will provide transitional foundry services to the buyer for foundry products manufactured in our fabrication facility located in Gumi (“Transitional Fab 3 Foundry Services”). Management believes that disclosing revenue of Transitional Fab 3 Foundry Services separately from the standard products business allows investors to better understand the results of our core standard products display solutions and power solutions businesses.

(2)
Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting our business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income (loss) or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Financial Guidance
While actual results may vary, Magnachip currently expects the following for Q2 2023:
•	Revenue to be in the range of $58 million to $63 million, including about $8 millions of Transitional Fab 3 Foundry Services.
•	Gross profit margin to be in the range of 21% to 23%.

Based on our current projections, and assuming a steady state global economy, we are cautiously optimistic that our key financial metrics have the potential to show sequential improvement in both the third and fourth quarters of 2023.

Q1 2023 Earnings Conference Call
Magnachip will host a corresponding conference call at 2:00 p.m. PT / 5:00 p.m. ET on Thursday, May 3, 2023, to discuss its financial results. In advance of the conference call, all participants must use the following link to complete the online registration process. Upon registering, each participant will receive access details for this event including the dial-in numbers, a PIN number, and an e-mail with detailed instructions to join the conference call. A live and archived webcast of the conference call and a copy of earnings release will be accessible from the ‘Investors’ section of the Company’s website at www.magnachip.com.

Online registration: https://register.vevent.com/register/BI51f45e599c544fe9bad00a197e100fca

Safe Harbor for Forward-Looking Statements
Information in this release regarding Magnachip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include expectations about estimated historical or future operating results and financial performance, outlook and business plans, including second quarter 2023, third quarter 2023 and full year 2023 revenue and gross profit margin expectations, and the impact of market conditions associated with inflation and higher interest rates, remaining effects from the COVID-19 pandemic, geopolitical conflict between Russia and Ukraine, escalated trade tensions between the U.S. and China and continuing supply constraints on Magnachip’s second quarter 2023 and future operating results. All forward-looking statements included in this release are based upon information available to Magnachip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, among others: the impact of changes in macroeconomic conditions, including those caused by or related to inflation, potential recessions or other deteriorations, economic instability or civil unrest; remaining effects from the COVID-19 pandemic, the geopolitical conflict between Russia and Ukraine, and escalated trade tensions between the U.S. and China; manufacturing capacity constraints or supply chain disruptions that may impact our ability to deliver our products or affect the price of components, which may lead to an increase in our costs and impact demand for our products from customers who are similarly affected by such capacity constraints or disruptions; the impact of competitive products and pricing; timely -acceptance of our designs by customers; timely introduction of new products and technologies; our ability to ramp new products into volume production; industry-wide shifts in supply and demand for semiconductor products; overcapacity within the industry or at Magnachip; effective and cost-efficient utilization of manufacturing capacity; financial stability in foreign markets and the impact of foreign exchange rates; unanticipated costs and expenses or the inability to identify expenses that can be eliminated; compliance with U.S. and international trade and export laws and regulations by us, our customers and our distributors; change to or ratification of local or international laws and regulations, including those related to environment, health and safety; public health issues, including the remaining effects of the COVID-19 pandemic; other business interruptions that could disrupt supply or delivery of, or demand for, Magnachip’s products; and other risks detailed from time to time in Magnachip’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Form 10-K filed on February 22, 2023, and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. Magnachip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

About Magnachip Semiconductor
Magnachip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, computing, industrial and automotive applications. The Company provides a broad range of standard products to customers worldwide. Magnachip, with more than 40 years of operating history, owns a portfolio of approximately 1,100 registered patents and pending applications, and has extensive engineering, design, and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through Magnachip's website is not a part of, and is not incorporated into, this release.

CONTACT:
Yujia Zhai
The Blueshirt Group
Tel. (860) 214-0809
Yujia@blueshirtgroup.com

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share data)
(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Revenues:
Net sales – standard products business	$51,514	$53,827	$94,010
Net sales – transitional Fab 3 foundry services	5,491	7,163	10,083
Total revenues	57,005	60,990	104,093
Cost of sales:
Cost of sales – standard products business	37,312	37,150	56,080
Cost of sales – transitional Fab 3 foundry services	7,599	7,742	9,017
Total cost of sales	44,911	44,892	65,097
Gross profit	12,094	16,098	38,996
Gross profit as a percentage of standard products business net sales	27.6%	31.0%	40.3%
Gross profit as a percentage of total revenues	21.2%	26.4%	37.5%
Operating expenses:
Selling, general and administrative expenses	12,165	12,562	14,163
Research and development expenses	13,298	13,653	11,954
Early termination charges	8,449	—	—
Total operating expenses	33,912	26,215	26,117
Operating income (loss)	(21,818)	(10,117)	12,879
Interest income	2,842)	2,420	715)
Interest expense	(256)	(269)	(111)
Foreign currency gain (loss), net	(3,430)	17,492	(690)
Other income (expense), net	(35)	(42)	218
Income (loss) before income tax expense	(22,697)	9,484	13,011
Income tax expense (benefit)	(1,227)	6,513	3,483
Net income (loss)	$(21,470)	$2,971	$9,528
Basic earnings (loss) per common share—	$(0.49)	$0.07	$0.21
Diluted earnings (loss) per common share—	$(0.49)	$0.07	$0.20
Weighted average number of shares—
Basic	43,390,832	44,054,275	45,603,208
Diluted	43,390,832	44,731,683	46,693,294

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$212,085	$225,477
Accounts receivable, net	32,143	35,380
Inventories, net	36,360	39,883
Other receivables	5,342	7,847
Prepaid expenses	11,238	10,560
Hedge collateral	2,820	2,940
Other current assets	14,927	15,766
Total current assets	314,915	337,853
Property, plant and equipment, net	104,568	110,747
Operating lease right-of-use assets	5,413	5,265
Intangible assets, net	1,784	1,930
Long-term prepaid expenses	9,101	10,939
Deferred income taxes	37,380	38,324
Other non-current assets	14,683	11,587
Total assets	$487,844	$516,645
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$19,921	$17,998
Other accounts payable	9,216	9,702
Accrued expenses	17,125	9,688
Accrued income taxes	146	3,154
Operating lease liabilities	1,622	1,397
Other current liabilities	5,261	5,306
Total current liabilities	53,291	47,245
Accrued severance benefits, net	23,608	23,121
Non-current operating lease liabilities	3,996	4,091
Other non-current liabilities	13,596	14,035
Total liabilities	94,491	88,492
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 56,437,182 shares issued and 42,589,315 outstanding at March 31, 2023 and 56,432,449 shares issued and 43,824,575 outstanding at December 31, 2022	564	564
Additional paid-in capital	267,187	266,058
Retained earnings	314,036	335,506
Treasury stock, 13,847,867 shares at March 31, 2023 and 12,607,874 shares at December 31, 2022, respectively	(173,441)	(161,422)
Accumulated other comprehensive loss	(14,993)	(12,553)
Total stockholders’ equity	393,353	428,153
Total liabilities and stockholders’ equity	$487,844	$516,645

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Cash flows from operating activities
Net income (loss)	$(21,470)	$9,528
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	4,357	3,891
Provision for severance benefits	2,330	1,670
Loss on foreign currency, net	9,082	6,380
Provision for inventory reserves	1,138	145
Stock-based compensation	1,120	1,638
Other, net	237	161
Changes in operating assets and liabilities
Accounts receivable, net	2,973	(1,213)
Inventories	1,062	1,456
Other receivables	2,376	667
Other current assets	1,456	(6,829)
Accounts payable	1,904	538
Other accounts payable	(1,424)	(702)
Accrued expenses	7,600	187
Accrued income taxes	(2,923)	(2,346)
Other current liabilities	(596)	(711)
Other non-current liabilities	(169)	(73)
Payment of severance benefits	(871)	(1,389)
Other, net	(306)	(178)

Net cash provided by operating activities	7,876	12,820
Cash flows from investing activities
Proceeds from settlement of hedge collateral	1,155	1,829
Payment of hedge collateral	(1,093)	(2,891)
Purchase of property, plant and equipment	(135)	(944)
Payment for intellectual property registration	(74)	(59)
Payment of guarantee deposits	(3,482)	(79)
Other, net	19	2

Net cash used in investing activities	(3,610)	(2,142)
Cash flows from financing activities
Proceeds from exercise of stock options	9	1,781
Acquisition of treasury stock	(12,264)	(830)
Repayment of financing related to water treatment facility arrangement	(126)	(134)
Repayment of principal portion of finance lease liabilities	(24)	(16)
Net cash provided by (used in) financing activities	(12,405)	801
Effect of exchange rates on cash and cash equivalents	(5,253)	(6,105)
Net increase (decrease) in cash and cash equivalents	(13,392)	5,374
Cash and cash equivalents
Beginning of the period	225,477	279,547
End of the period	$212,085	$284,921

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED OPERATING INCOME (LOSS)
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Operating income (loss)	$(21,818)	$(10,117)	$12,879
Adjustments:
Equity-based compensation expense	1,120	1,550	1,638
Early termination charges	8,449	—	—
Adjusted Operating Income (Loss)	$(12,249)	$(8,567)	$14,517

We present Adjusted Operating Income (Loss) as a supplemental measure of our performance. We define Adjusted Operating Income (Loss) for the periods indicated as operating income (loss) adjusted to exclude (i) Equity-based compensation expense and (ii) Early termination charges.

For the three months ended March 31, 2023, we recorded in our consolidated statement of operations $8,449 thousand of termination related charges in connection with the voluntary resignation program that we offered to certain employees during the first quarter of 2023.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)
(In thousands of U.S. dollars, except share data)
(Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Net income (loss)	$(21,470)	$2,971	$9,528
Adjustments:
Interest income	(2,842)	(2,420)	(715)
Interest expense	256	269	111
Income tax expense (benefit)	(1,227)	6,513	3,483
Depreciation and amortization	4,357	3,775	3,891
EBITDA	(20,926)	11,108	16,298
Equity-based compensation expense	1,120	1,550	1,638
Foreign currency loss (gain), net	3,430	(17,492)	690
Derivative valuation loss, net	54	66	129
Early termination charges	8,449	—	—
Adjusted EBITDA	$(7,873)	$(4,768)	$18,755

Net income (loss)	$(21,470)	$2,971	$9,528
Adjustments:
Equity-based compensation expense	1,120	1,550	1,638
Foreign currency loss (gain), net	3,430	(17,492)	690
Derivative valuation loss, net	54	66	129
Early termination charges	8,449	—	—
Income tax effect on non-GAAP adjustments	(1,950)	(2,943)	951
Adjusted Net Income (Loss)	$(10,367)	$(15,848)	$12,936
Adjusted Net Income (Loss) per common share—
- Basic	$(0.24)	$(0.36)	$0.28
- Diluted	$(0.24)	$(0.36)	$0.28
Weighted average number of shares – basic	43,390,832	44,054,275	45,603,208
Weighted average number of shares – diluted	43,390,832	44,054,275	46,693,294

We present Adjusted EBITDA and Adjusted Net Income (Loss) as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss, net and (iv) Early termination charges. EBITDA for the periods indicated is defined as net income (loss) before interest income, interest expense, income tax expense (benefit) and depreciation and amortization.

We prepare Adjusted Net Income (Loss) by adjusting net income (loss) to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income (Loss) is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income (Loss) for the periods as net income (loss), adjusted to exclude (i) Equity-based compensation expense, (ii) Foreign currency loss (gain), net, (iii) Derivative valuation loss, net, (iv) Early termination charges and (v) Income tax effect on non-GAAP adjustments.

For the three months ended March 31, 2023, we recorded in our consolidated statement of operations $8,449 thousand of termination related charges in connection with the voluntary resignation program that we offered to certain employees during the first quarter of 2023.